UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2008

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 01, 2008, Alaska Communications Systems Group, Inc. ("ACS" or the "Company") entered into a Stock Purchase Agreement by and among Alaska Communications Systems Groups, Inc. and Crest Communications Corporations Group, Inc. ("Crest") the Selling Stockholder; and Donald J. Schroeder and Brooke Coburn ("Purchase Agreement"), pursuant to which Crest will be acquired by and wholly owned subsidiary of ACS on the term and conditions of the Purchase Agreement.

"Crest" owns and operates the North Star submarine fiber-optic cable system, consisting of a 1,900-mile undersea fiber connecting Alaska to the continental United States, with cable landing facilities in Whittier, Juneau, and Valdez, Alaska, and Nedonna Beach, Oregon. The system also includes terrestrial transport components linking Nedonna Beach, Oregon to a Network Operations Control Center in Hillsboro, Oregon and collocation facilities in Portland, Oregon and Seattle, Washington.

Under the Purchase Agreement, ACS expects to acquire Crest free of debt for cash consideration of approximately $70 million. The transaction is subject to various closing conditions, as well as federal and state regulatory approval.

The Purchase Agreement also includes covenants governing, among other things, Crest's operations outside the ordinary course of business prior to the closing of the Acquisition. In addition, the Purchase Agreement contains certain termination rights allowing Crest, ACS or both parties to terminate the agreement upon the occurrence of certain conditions, including the failure to consummate the Purchase by April 1, 2009.

A copy of a press release describing the above transaction is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The Purchase Agreement is attached as Exhibit 2.1 hereto. Confidential treatment of certain portions of this exhibit has been requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 02, 2008 Alaska Communications Systems Group Inc, (the "Company") issued a press release announcing that it intends to offer subject to market and other condition, $110 million principal amount of Convertible Notes due 2013 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.

A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

On April 03, 2008, the Company issued a press release announcing the pricing of its offering of $110 million aggregate principal amount of 5.75 percent convertible notes due March 1st, 2013 in a private placement pursuant to Rule 144A under the Securities Act of 1933. ACS also granted the initial purchasers an option to purchase up to an additional $15 million aggregate principal amount of such notes to cover over-allotments. The private placement is expected to close on April 8, 2008, subject to customary closing conditions.

Upon closing of the transaction, which is expected to occur on April 8, 2008, the notes issued will be unsecured obligations of ACS, subordinate to its obligations under its senior credit facility, will pay interest semi-annually, and will be convertible upon satisfaction of certain conditions. Upon conversion, the holder will receive an amount in cash, shares of ACS common stock, or a combination of cash and shares of ACS common stock. The notes will be guaranteed by substantially all of ACS' existing subsidiaries. Holders of the notes will have the right to require ACS to repurchase all or some of their notes at 100% of their principal, plus any accrued interest, upon the occurrence of certain events.

Prior to closing, ACS also expects to enter into convertible note hedge transactions with an affiliate of one of the initial purchasers and certain other financial institutions for the purpose of reducing the potential dilution to common stockholders. ACS also intends to enter into warrant transactions with the same counterparties. The convertible note hedge and warrant transactions are expected to increase the initial effective conversion price of the notes to approximately $16.42 per share of common stock.

These securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The notes, which will pay interest semi-annually, will be convertible upon the occurrence of specified events into cash, shares of the Company's stock, or combination of cash and shares of common stock, at the Company's option.

A copy of the press release is attached as Exhibit 99.3 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Report is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

2.1 -- Stock Purchase Agreement by and among Alaska Communications Systems Group, Inc. and Crest Communications Corporations Group, Inc. ("Crest") the Selling Stockholder; and Donald J. Schroeder and Brooke Coburn dated April 1, 2008. (Confidential treatment of certain portions of this exhibit has been requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.)

99.1 -- Press release dated April 2, 2008 annoucing the Company's agreemnent to acquire Crest Communications Corporation.

99.2 -- Press relase dated April 2, 2008 announcing the Company's commencement of the convertible notes offering

99.3 -- Press release dated April 3, 2008 announcing pricing of $110 million convertible notes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

April 7, 2008	By:	/s/ Timothy R. Watts

Name: Timothy R. Watts
Title: Asst. Corporate Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among Alaska Communications Systems Group, Inc. and Crest Communications Corporations (Confidential treatment has been requested for certain portions marked "***" of this Exhibit.)
99.1	Press release dated April 2, 2008 annoucing the Company's agreemnent to acquire Crest Communications Corporation.
99.2	Press relase dated April 2, 2008 announcing the Company's commencement of the convertible notes offering
99.3	Press release dated April 3, 2008 announcing pricing of $110 million convertible notes